Execution Version

CANADIAN GUARANTEE AND SECURITY AGREEMENT

This CANADIAN GUARANTEE AND SECURITY AGREEMENT (this "Agreement"), dated as of May 14, 2015, among the Persons listed on the signature pages hereof as "Grantors" and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a "Grantor" and collectively, the "Grantors"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent and collateral agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and among Upland Software, Inc., a Delaware corporation, as parent ("Parent"), the Persons identified on the signature pages thereof as "US Borrowers" and each other Subsidiary of Parent from time to time designated as a "US Borrower" thereunder (such Persons are referred to hereinafter each individually as a "US Borrower", and individually and collectively, jointly and severally, as the "US Borrowers"), Upland Software Inc., a Canadian federal corporation, Solution Q Inc., an Ontario corporation and each other Subsidiary of Parent from time to time designated as a "Canadian Borrower" thereunder (such Persons are referred to hereinafter each individually as a "Canadian Borrower" and individually and collectively, jointly and severally, as the "Canadian Borrowers", and the Canadian Borrowers, together with US Borrowers, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), the lenders party thereto as "Lenders" (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a "Lender"), Agent, and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as Canadian administrative agent, the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and
WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement; and
WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to the Borrowers as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, (a) each Guarantor has agreed to guarantee the Guaranteed Obligations, and (b) each Grantor has agreed to grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, its Secured Obligations; and

WHEREAS, each Grantor (other than Borrowers) is an Affiliate or a Subsidiary of each Borrower and, as such, will benefit by virtue of the financial accommodations extended to such Borrowers by the Lender Group.
NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Construction.
(a)    All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Personal Property Security Act (Ontario) shall be construed and defined as set forth in such Act unless otherwise defined herein or in the Credit Agreement. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
(i)    "Account" means an account (as that term is defined in the PPSA).
(ii)    "Activation Instruction" has the meaning specified therefor in Section 7(k)(ii).
(iii)    "Agent" has the meaning specified therefor in the preamble to this Agreement.
(iv)    "Agent's Lien" has the meaning specified therefor in the Credit Agreement.
(v)    "Agreement" has the meaning specified therefor in the preamble to this Agreement.
(vi)    "Bank Product Obligations" has the meaning specified therefor in the Credit Agreement.
(vii)    "Bank Product Provider" has the meaning specified therefor in the Credit Agreement.
(viii)    "Books" means books and records (including each Grantor's Records indicating, summarizing, or evidencing such Grantor's assets (including the Collateral) or liabilities, each Grantor's Records relating to such Grantor's business operations or financial condition, and each Grantor's goods or Intangibles related to such information).
(ix)    "Borrowers" has the meaning specified therefor in the recitals to this Agreement.

(x)    "Canadian Copyright Security Agreement" means each Canadian Copyright Security Agreement executed and delivered by Grantors, or any of them, in favour of the Agent, in substantially the form of Exhibit A.
(xi)    "Canadian Grantor" means each Grantor organized under the laws of Canada or any province or territory thereof.
(xii)    "Canadian Law Collateral" means all (a) Investment Property with respect to entities organized under the laws of Canada or any province or territory thereof, (b) Goods located in Canada, (c) Investment Property and Deposit Accounts located in Canada or (d) Copyrights, Patents, Trademarks and other Intellectual Property registered, or subject to an application for registration at any intellectual property office or agency in Canada, in each case whether now owned by or owing to, or hereafter acquired by or arising in favour of any Grantor (including under any trade name or derivations thereof).
(xiii)    "Canadian Obligations" has the meaning specified therefor in the Credit Agreement.
(xiv)    "Canadian Patent Security Agreement" means each Canadian Patent Security Agreement executed and delivered by Grantors, or any of them, in favour of the Agent, in substantially the form of Exhibit B.
(xv)    "Canadian Trademark Security Agreement” means each Canadian Trademark Security Agreement executed and delivered by Grantors, or any of them, in favour of the Agent, in substantially the form of Exhibit D.
(xvi)    "Cash Equivalents" has the meaning specified therefor in the Credit Agreement.
(xvii)    "Card Services Cash Collateral" has the meaning specified therefor in Section 7(k)(iv) hereof.
(xviii)    "Chattel Paper" means chattel paper (as that term is defined in the PPSA).
(xix)    "CIPO" means the Canadian Intellectual Property Office.
(xx)    "Collateral" has the meaning specified therefor in Section 3.
(xxi)    "Control Agreement" has the meaning specified therefor in the Credit Agreement.
(xxii)    "Controlled Account" has the meaning specified therefor in Section 7(k).
(xxiii)    "Controlled Account Agreements" means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by a Grantor, Agent, and one of the Controlled Account Banks.

(xxiv)    "Controlled Account Bank" has the meaning specified therefor in Section 7(k).
(xxv)    "Copyrights" means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2 to the Disclosure Letter, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor's rights corresponding thereto throughout the world.
(xxvi)    "Copyright Security Agreements" means, collectively, each US Copyright Security Agreement and each Canadian Copyright Security Agreement, or any of them.
(xxvii)    "Credit Agreement" has the meaning specified therefor in the recitals to this Agreement.
(xxviii)    "Deposit Account" means any demand, time, savings, passbook or like account maintained with a depository institution.
(xxix)    "Disclosure Letter" means the Canadian Disclosure Letter, dated as of the date hereof, delivered by Grantors to Agent in connection with this Agreement, as may be updated from time to time in accordance with the terms of this Agreement.
(xxx)    “Documents of Title” means documents of title (as that term is defined in the PPSA).
(xxxi)    "Equipment" means equipment (as that term is defined in the PPSA).
(xxxii)    "Equity Interests" has the meaning specified therefor in the Credit Agreement.
(xxxiii)    "Event of Default" has the meaning specified therefor in the Credit Agreement.
(xxxiv)    "Excluded Collateral" has the meaning specified therefor in Section 3.
(xxxv)    "Excluded Swap Obligation" has the meaning specified therefor in the Credit Agreement.
(xxxvi)    “Existing L/C" has the meaning specified therefor in Section 7(k)(iv) hereof.
(xxxvii)    "Fixtures" means fixtures (as that term is defined in the PPSA).
(xxxviii)    "Foreclosed Grantor" has the meaning specified therefor in Section 2(i)(v).

(xxxix)    “Goods” means goods (as that term is defined in the PPSA).
(xl)    "Grantor" and "Grantors" have the respective meanings specified therefor in the preamble to this Agreement.
(xli)    "Guaranteed Obligations" means all of the Canadian Obligations. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by any non US Loan Party to Agent, any other member of the Lender Group, or any Bank Product Provider but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving a Canadian Borrower or any Guarantor; provided that, anything to the contrary contained in the foregoing notwithstanding, the Guaranteed Obligations shall exclude any Excluded Swap Obligation.
(xlii)    "Guarantor" means each Canadian Grantor and/or a US Grantor, as the context requires.
(xliii)    "Guarantee" means the guarantee set forth in Section 2 hereof.
(xliv)    "Insolvency Proceeding" has the meaning specified therefor in the Credit Agreement.
(xlv)    “Instrument” means instrument (as that term is defined in the PPSA).
(xlvi)    "Intangibles" means intangibles (as that term is defined in the PPSA), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under applicable law, and any other personal property other than money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.
(xlvii)    "Intellectual Property" means any and all Patents, Copyrights, Trademarks, industrial designs, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(xlviii)    "Intellectual Property Licenses" means, with respect to any Person (the "Specified Party"), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3 to the Disclosure Letter, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group's rights under the Loan Documents.
(xlix)    "Inventory" means inventory (as that term is defined in the PPSA).
(l)    "Investment Property" means (A) any and all investment property (as that term is defined in the PPSA), and (B) any and all of the following (regardless of whether classified as investment property under the PPSA): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.
(li)    "Joinder" means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.
(lii)    "L/C Cash Collateral" has the meaning specified therefor in Section 7(k)(iv) hereof.
(liii)    "Lender Group" has the meaning specified therefor in the Credit Agreement.
(liv)    "Lender" and "Lenders" have the respective meanings specified therefor in the recitals to this Agreement.
(lv)    "Loan Document" has the meaning specified therefor in the Credit Agreement.
(lvi)    "Negotiable Collateral" means letters of credit and rights thereunder, instruments, promissory notes, drafts and Documents of Title.
(lvii)    "Obligations" has the meaning specified thereof in the Credit Agreement.
(lviii)    "Parent" has the meaning specified therefor in the recitals to this Agreement.
(lix)    "Patents" means all patents and patent applications (whether established or registered or filed in Canada, the United States or any other country or any political subdivision thereof), including (A) all patents and patent applications listed on Schedule 4 to the Disclosure Letter, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor's rights corresponding thereto throughout the world.
(lx)    "Patent Security Agreement" means, collectively, each US Patent Security Agreement and each Canadian Patent Security Agreement, or any of them.
(lxi)    "Permitted Investments" has the meaning specified therefor in the Credit Agreement.
(lxii)    "Permitted Liens" has the meaning specified therefor in the Credit Agreement.
(lxiii)    "Person" has the meaning specified therefor in the Credit Agreement.
(lxiv)    "Pledged Companies" means each Person listed on Schedule 5 to the Disclosure Letter as a "Pledged Company", together with each other Person, all or a portion of whose Equity Interests (other than Equity Interests constituting Excluded Collateral) are acquired or otherwise owned by a Grantor after the Closing Date.
(lxv)    "Pledged Interests" means all of each Grantor's right, title and interest in and to all of the Equity Interests (other than Equity Interests constituting Excluded Collateral) now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.
(lxvi)    "Pledged Interests Addendum" means a Pledged Interests Addendum substantially in the form of Exhibit C.
(lxvii)    "Pledged Notes" has the meaning specified therefor in Section 6(l).
(lxviii)    "Pledged Operating Agreements" means all of each Grantor's rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.
(lxix)    "Pledged Partnership Agreements" means all of each Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.
(lxx)    "Pledged ULC Shares" has the meaning specified therefor in Section 2.

(lxxi)    “PPSA” means the Personal Property Security Act (Ontario), as may be amended, renamed or replaced from time to time, including the regulations thereto and related Minister’s Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or territory of Canada other than Ontario, then the applicable reference to “PPSA” herein shall be deemed to be a reference to the personal property security legislation or other applicable legislation with respect to personal property security in effect in such other province or territory.
(lxxii)    "Proceeds" has the meaning specified therefor in Section 3.
(lxxiii)    "PTO" means the United States Patent and Trademark Office.
(lxxiv)    "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.
(lxxv)    “Receiver” means a receiver, interim receiver, receiver and manager or similar agent.
(lxxvi)    "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
(lxxvii)    "Rescission" has the meaning specified therefor in Section 7(k).
(lxxviii)    "Restrictions on Assignment" has the meaning specified therefor in Section 7(f).
(lxxix)    "Secured Obligations" means:
(A)    with respect to each US Grantor, each and all of the following: (1) all of the present and future obligations of each of the Grantors arising from, or owing under or pursuant to, this Agreement (including the Guarantee), the Credit Agreement, or any of the other Loan Documents, (2) all US Bank Product Obligations, (3) all Canadian Bank Product Obligations, and (4) all other Obligations of Borrowers and all other Guaranteed Obligations of each Guarantor (including, in the case of each of the foregoing clauses (1), (2), (3) and (4), reasonable and documented lawyers' fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding); and
(B)    with respect to each Canadian Grantor, each and all of the following: (1) all of the present and future obligations of each of the Canadian Grantors arising from, or owing under or pursuant to, this Agreement (including the Guarantee), the Credit Agreement, or any of the other Loan Documents, (2) all Canadian Bank Product Obligations, and (3) all other Canadian Obligations of Canadian Borrowers and all other Guaranteed Obligations of each Canadian Grantor (including, in the case of each of clauses (1), (2) and (3), reasonable and documented lawyers' fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding);
provided that, anything to the contrary contained in the foregoing notwithstanding, the Secured Obligations shall exclude any Excluded Swap Obligation.
(lxxx)    "Securities Account" means a securities account (as that term is defined in the PPSA).
(lxxxi)    "Security Interest" has the meaning specified therefor in Section 3 and includes a “security interest” (as that term is defined in the PPSA).
(lxxxii)    “STA” means the Securities Transfer Act (Ontario), as may be amended, renamed or replaced from time to time, including the regulations thereto or corresponding legislation in another Canadian jurisdiction.
(lxxxiii)    "Supporting Obligations" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document of Title, Intangible, Instrument or Investment Property.
(lxxxiv)    "Trademarks" means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications (whether statutory or common law and whether established or registered in Canada, the United States or any other country or any political subdivision thereof) including those set out on Schedule 6 to the Disclosure Letter and (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6 to the Disclosure Letter, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (F) all of each Grantor's rights corresponding thereto throughout the world.
(lxxxv)    "Trademark Security Agreements" means, collectively, each US Trademark Security Agreements and each Canadian Trademark Security Agreement, or any of them.
(lxxxvi)    "Triggering Event" means, as of any date of determination, that an Event of Default has occurred as of such date.
(lxxxvii)    "ULC" means any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.
(lxxxviii)    “ULC Shares” means the shares which are shares in the capital stock of a ULC.
(lxxxix)    "URL" means "uniform resource locator," an internet web address.

(xc)    "US Bank Product Obligations" has the meaning specified therefor in the Credit Agreement.
(xci)    "US Borrower" has the meaning specified therefor in the recitals to this Agreement.
(xcii)    "US Copyright Security Agreement" has the meaning specified therefor in the US Guaranty and Security Agreement.
(xciii)    "US Grantor" means each Grantor organized in the United States or any state or territory thereof or the District of Columbia.
(xciv)    "US Law Collateral" means all (a) Investment Property with respect to entities organized under the laws of the United States, (b) Goods located in the United States, (c) Investment Property and Deposit Accounts located in the United States or (d) Copyrights, Patents, Trademarks and other Intellectual Property registered, or subject to an application for registration at any intellectual property office or agency in the United States, in each case whether now owned by or owing to, or hereafter acquired by or arising in favour of any Grantor (including under any trade name or derivations thereof).
(xcv)    "US Patent Security Agreement" has the meaning specified therefor in the US Guaranty and Security Agreement.
(xcvi)    "US Trademark Security Agreement" has the meaning specified therefor in the US Guaranty and Security Agreement.
(b)    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement). The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations or the Guaranteed Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee), (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (iii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (iv) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations or Guaranteed Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent or a Lender at the time that are reasonably expected to result in any loss, cost, damage or expense (including lawyers' fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations or Guaranteed Obligations, (v) the payment or repayment in full in immediately available funds of all other Secured Obligations or Guaranteed Obligations (as the case may be) (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (A) unasserted contingent indemnification obligations, (B) any US Bank Product Obligations or Canadian Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any reference herein to "province" shall include the territories of Canada. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
(c)    All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2.    Guarantee.
(a)    In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Canadian Revolving Loans, the Canadian Term Loans and the issuance of the Canadian Letters of Credit, and the entering into of the Canadian Bank Product Agreements and by virtue of the financial accommodations to be made to each Canadian Borrower, each of the Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guaranteed Obligations. If any or all of the Obligations constituting Guaranteed Obligations becomes due and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent, for the benefit of the Lender Group and the Bank Product Providers, together with any and all expenses (including Lender Group Expenses) that may be incurred by Agent or any other member of the Lender Group or any Bank Product Provider in demanding, enforcing, or collecting any of the Guaranteed Obligations (including the enforcement of any collateral for such Guaranteed Obligations or any collateral for the obligations of the Guarantors under this Guarantee). If a claim is ever made upon Agent or any other member of the Lender Group or any Bank Product Provider for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guaranteed Obligations and any of Agent or any other member of the Lender Group or any Bank Product Provider repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any Guarantor), then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guarantee or other instrument evidencing any liability of any Grantor, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
(b)    Additionally, each of the Guarantors unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to Agent, for the benefit of the Lender Group and the Bank Product Providers, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Section 8.4 or 8.5 of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent, for the benefit of the Lender Group and the Bank Product Providers, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States or Canada, as specified in the Credit Agreement.
(c)    The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guarantee of the Guaranteed Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each of the Guarantors hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guarantee or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Agent, any other member of the Lender Group, or any Bank Product Provider on account of the Canadian Obligations which Agent, such other member of the Lender Group, or such Bank Product Provider repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (iv) any action or inaction by Agent, any other member of the Lender Group, or any Bank Product Provider, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Canadian Obligations or of any security therefor.
(d)    This Guarantee includes all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guarantee as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent, (ii) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any member of the Lender Group or any Bank Product Provider in existence on the date of such revocation, (iv) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of Agent's receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Guarantee shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent (for the benefit of the Lender Group and the Bank Product Providers) and its successors, transferees, or assigns.
(e)    The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions. Each of the Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each of the Guarantors.
(f)    Each of the Guarantors authorizes Agent, the other members of the Lender Group, and the Bank Product Providers without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:
(i)    change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Canadian Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guarantee shall apply to the Canadian Obligations as so changed, extended, renewed, or altered;
(ii)    take and hold security for the payment of the Canadian Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Canadian Obligations or any of the Guaranteed Obligations (including any of the obligations of all or any of the Guarantors under this Guarantee) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;
(iii)    exercise or refrain from exercising any rights against any Grantor;
(iv)    release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;

(v)    settle or compromise any of the Canadian Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guarantee) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;
(vi)    apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Agent, any other member of the Lender Group, or any Bank Product Provider regardless of what liability or liabilities of such Grantor remain unpaid;
(vii)    consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, any Canadian Bank Product Agreement, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, any Canadian Bank Product Agreement, or any of such other instruments or agreements; or
(viii)    take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one or more of the Guarantors from all or part of its liabilities under this Guarantee.
(g)    It is not necessary for Agent, any other member of the Lender Group, or any Bank Product Provider to inquire into the capacity or powers of any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Canadian Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
(h)    Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any member of the Lender Group or any Bank Product Provider with respect thereto. The obligations of each Guarantor under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:
(i)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(ii)    any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit;

(iii)    any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;
(iv)    the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Agent, any other member of the Lender Group, or any Bank Product Provider;
(v)    any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor;
(vi)    any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor's rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties;
(vii)    any change, amalgamation, reorganization, restructuring, or termination of the corporate, limited liability company, ULC, trust or partnership structure or existence of any Grantor; or
(viii)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.
(i)    Waivers.
(i)    Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent, any other member of the Lender Group, or any Bank Product Provider to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any collateral, or (iv) pursue any other remedy in any member of the Lender Group's or any Bank Product Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Canadian Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Canadian Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guaranteed Obligations have been paid.
(ii)    Each of the Guarantors waives absolutely, to the fullest extent permitted by applicable law, and agrees that it shall not at any time plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its Guaranteed Obligations under, or the enforcement by the Agent, any member of the Lender Group or any Bank Product Provider of, this Guarantee.
(iii)    Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonour, notices of acceptance of this Guarantee, and notices of the existence, creation, or incurring of new or additional Canadian Obligations or other financial accommodations. Each of the Guarantors waives notice of any Default or Event of Default under any of the Loan Documents. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Grantor's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Canadian Obligations and the nature, scope, and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that neither Agent nor any of the other members of the Lender Group nor any Bank Product Provider shall have any duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.
(iv)    To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor's rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any Borrower or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder.
(v)    No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Grantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash and all of the Commitments of the Canadian Lenders have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising. Notwithstanding anything to the contrary contained in this Guarantee, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the "Foreclosed Grantor"), including after payment in full of the Canadian Obligations, if all or any portion of the Canadian Obligations have not been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Grantor whether pursuant to this Agreement or otherwise.
(vi)    Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.
3.    Grant of Security. As continuing security for its Secured Obligations, each Grantor hereby unconditionally grants, collaterally assigns, hypothecates and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure its Secured Obligations, a continuing security interest (hereinafter referred to as the "Security Interest") in all of such Grantor's right, title, and interest in all of its present and after acquired personal property wherever located (the "Collateral") including, without limitation:
(a)    all of such Grantor's Accounts;
(b)    all of such Grantor's Books;
(c)    all of such Grantor's Chattel Paper;
(d)    all of such Grantor's Deposit Accounts;
(e)    all of such Grantor's Documents of Title;
(f)    all of such Grantor's Equipment;
(g)    all of such Grantor's Fixtures;
(h)    all of such Grantor's Intangibles;

(i)    all of such Grantor's Goods;
(j)    all of such Grantor's Instruments;
(k)    all of such Grantor's Inventory;
(l)    all of such Grantor's Investment Property;
(m)    all of such Grantor's Intellectual Property and Intellectual Property Licenses;
(n)    all of such Grantor's Negotiable Collateral (including all of such Grantor's Pledged Notes);
(o)    all of such Grantor's Pledged Interests (including all of such Grantor's Pledged Operating Agreements and Pledged Partnership Agreements);
(p)    all of such Grantor's Securities Accounts;
(q)    all of such Grantor's Supporting Obligations;
(r)    all of such Grantor's money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group;
(s)    all of such Grantor's other personal property; and
(t)    all of the proceeds (as such term is defined in the PPSA) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Documents of Title, Equipment, Fixtures, Intangibles, Instruments, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in expropriation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guarantee payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the "Proceeds"). Without limiting the generality of the foregoing, the term "Proceeds" includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Grantor or Agent from time to time with respect to any of the Investment Property.
Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement, any of the other Loan Documents or any other document or agreement among all or some of the parties hereto, each Grantor is, as of the date of this Agreement, the sole registered and beneficial owner of all ULC Shares owned by it, if any, which form part of the Collateral (the "Pledged ULC Shares"), and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Agent, any member of the Lender Group or any Bank Product Provider, or any other Person on the books and records of such ULC. Nothing in this Agreement, any other Loan Document or any other document or agreement delivered among all or some of the parties hereto is intended or shall constitute the Agent, any member of the Lender Group, any Bank Product Provider or any Person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Grantor and all further steps are taken so as to register the Agent, such member of the Lender Group or such Bank Product Provider, or other Person as holder of such Pledged ULC Shares. The granting of the security interest pursuant to this Section 3 does not make the Agent, any member of the Lender Group or any Bank Product Provider a successor to any Grantor as a member or shareholder of any ULC, and neither the Agent, the members of the Lender Group, the Bank Product Providers nor any of their respective successors and assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when the Agent, the members of the Lender Group, the Bank Product Providers or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each Grantor shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Pledged ULC Shares, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to the Agent. To the extent any provision hereof would have the effect of constituting the Agent, any member of the Lender Group or any Bank Product Provider to be a member or shareholder of the ULC prior to such time, such provision shall be severed herefrom and be ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Agent, any member of the Lender Group or any Bank Product Provider or any of their respective successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Agent, the members of the Lender Group, the Bank Product Providers nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Agent or other Persons, of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Agent or any such other Person to: (a) be registered as a member or shareholder of such ULC, (b) have any notation entered in its favour in the share register of such ULC, (c) be held out as a member or shareholder of such ULC, (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Agent, the members of the Lender Group or the Bank Product Providers holding a security interest in the Pledged ULC Shares, or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

Notwithstanding anything contained in this Agreement to the contrary, the term "Collateral" shall not include: (i) voting Equity Interests of any CFC, solely to the extent that (y) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC, and (z) pledging or hypothecating more than 65% of the total outstanding voting Equity Interests of such CFC would result in adverse tax consequences or the costs to the Grantors of providing such pledge are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent, the other members of the Lender Group, and the Bank Product Providers of the security afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary) (with any such pledge immediately terminating as and when such adverse consequences arise or exist); (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under applicable law or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent's, any other member of the Lender Group's or any Bank Product Provider's continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); (iii) consumer goods (as such term is defined in the PPSA); (iv) property that is subject to a Lien permitted under the Credit Agreement pursuant to clause (f) of the definition of Permitted Liens, solely to the extent that a grant or perfection of a Lien in favour of Agent on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens (other than to the extent all necessary consents to creation, attachment and perfection of Agent's Liens thereon have been obtained); provided that, immediately upon the lapse or termination of such terms or the obtainment of such consents, such property automatically shall constitute Collateral; (v) solely until such time as the Existing L/C is terminated or expires, the L/C Cash Collateral; and (vi) solely until the date that is one hundred twenty (120) days following the Closing Date, the Card Services Cash Collateral (the items listed in clauses (i) through (vi), collectively, are referred to herein as the "Excluded Collateral").

Subject to Section 10 of this Agreement, the security interest with respect to Trademarks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Agent, but does not constitute an assignment or mortgage of such Collateral to the Agent. Until the occurrence of and Event of Default, the grant of the security interest in the Trademarks does not affect in any way the Grantors’ rights to commercially exploit the Trademarks, defend them, enforce the Grantors’ rights in them or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of them.
Each of the Grantors hereby acknowledges that (a) value has been given; (b) each Grantor has rights, or, in the case of Collateral hereafter acquired, will at the time of acquisition of such Collateral have rights, in the Collateral in which it has granted a Security Interest; (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) it has not agreed to postpone the time for attachment of the Security Interest granted hereunder and the Security Interest granted hereunder attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of the acquisition thereof). To the extent permitted by applicable law, each Grantor waives its right to receive a copy of any financing statement or financing change statement registered by the Agent, or of any verification statement with respect to any financing statement or financing change statement registered by the Agent.

Notwithstanding anything contained in this Security Agreement to the contrary, the term Collateral shall not include and the security interest hereunder does not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease, now held or hereafter acquired by a Grantor in respect of real property, but such Grantor shall stand possessed of any such last day upon trust to assign and dispose of it as the Agent may direct.

Each of the Grantors hereby further acknowledges and agrees that if the Collateral is realized upon and such Collateral or the proceeds of such Collateral is not sufficient to satisfy all Secured Obligations, subject to the provisions of the PPSA, such Grantor shall continue to be liable for any Secured Obligations remaining outstanding and the Collateral Agent shall be entitled to pursue full payment thereof.
4.    Security for Secured Obligations. The Security Interest created hereby by each Grantor secures the payment and performance of the Secured Obligations of such Grantor, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors (to the extent of the Secured Obligations of each respective Grantor), or any of them (to the extent of the Secured Obligations of such Grantor), to Agent, the Lender Group, the Bank Product Providers or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.
5.    Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent's election to exercise such rights with respect to the Pledged Interests pursuant to Section 16.
6.    Representations and Warranties. In order to induce Agent to enter into this Agreement for the benefit of the Lender Group and the Bank Product Providers, each Grantor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
(a)    As of the Closing Date, the legal name and jurisdiction of organization of each Grantor and each of its Subsidiaries is set forth on Schedule 7 to the Disclosure Letter.
(b)    As of the Closing Date, the chief executive office of each Grantor and each of its Subsidiaries is located at the address indicated on Schedule 7 to the Disclosure Letter.
(c)    As of the Closing Date, each Grantor's and each of its Subsidiaries' tax and business identification numbers and organizational identification numbers, if any, are identified on Schedule 7 to the Disclosure Letter.
(d)    Set forth on Schedule 9 to the Disclosure Letter (as such Schedule may be updated from time to time subject to Section 7(k)(iii) with respect to Controlled Accounts and provided that Grantors comply with Section 7(c) hereof) is a listing of all of Grantors' and their Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(e)    Schedule 8 to the Disclosure Letter sets forth all Real Property owned by any of the Grantors as of the Closing Date.
(f)    As of the Closing Date: (i) Schedule 2 to the Disclosure Letter provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 3 to the Disclosure Letter provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person (other than licenses granted in the ordinary course of business that could not result in a legal transfer of title of the licensed property) or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 to the Disclosure Letter provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 to the Disclosure Letter provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.
(g)    (a) (A) each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in or material to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality;
(i)    to each Grantor's knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;
(ii)    (A) to each Grantor's knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to any Grantor's knowledge, threatened in writing against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(iii)    to each Grantor's knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect,
(iv)    each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in or material to the conduct of the business of such Grantor, and
(v)    none of the proprietary software licensed or distributed by any Grantor that is material to generating revenue for such Grantor is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such software, on the disclosure, licensing or distribution of any source code of the proprietary software;
(h)    This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the PPSA, securing the payment of such Grantor’s Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the PPSA, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor's name on Schedule 11 to the Disclosure Letter (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents). Upon the making of such filings, Agent shall have a first priority perfected security interest, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases, in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. Upon filing of any applicable, Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement with the CIPO (or the equivalent agency in the United States) and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11 to the Disclosure Letter (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents), all action necessary or desirable to protect and perfect the Security Interest in and on each Grantor's Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.
(i)    (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 to the Disclosure Letter as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 5 to the Disclosure Letter as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Agent's Liens in the Investment Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 to the Disclosure Letter (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents) for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) within the time period specified in Schedule 3.6 to the Credit Agreement, each Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.
(j)    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force and consents, approvals, authorizations or other actions relating to Pledged ULC Shares. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor's business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor's right, title or interest in or to such Intellectual Property License.
(k)    There is no event of acceleration or material default, breach, or violation existing under any promissory note (as defined in the PPSA) constituting Collateral and pledged hereunder (each a "Pledged Note") and, to such Grantor's knowledge, no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute an event of acceleration or material default, breach, or violation under any Pledged Note. No Grantor that is an obligee under a Pledged Note has waived any material default, breach, violation, or event of acceleration under such Pledged Note, except as permitted pursuant to Section 7(m).

(l)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute securities under the STA, and (C) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities for purposes of the STA as in effect in any relevant jurisdiction.
7.    Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:
(a)    Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $500,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days after acquisition thereof), notify Agent thereof, and if and to the extent that perfection or priority of Agent's Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10) Business Days) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or desirable by Agent to protect Agent's Security Interest therein;
(b)    Chattel Paper. If any Grantor retains possession of any Chattel Paper or Instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Bank, National Association, as Agent for the benefit of the Lender Group and the Bank Product Providers";
(c)    Control Agreements.
(ix)    Except to the extent otherwise excused by Section 7(k)(iv), within one hundred twenty (120) days following the Closing Date with respect to Deposit Accounts and/or Securities Accounts maintained at Wells Fargo, and within thirty (30) days following the Closing Date with respect to Deposit Accounts and/or Securities Accounts maintained at any bank other than Wells Fargo, each Grantor shall obtain an authenticated Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a Deposit Account or Securities Account for such Grantor;
(x)    Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities,

securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor; and
(xi)    Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor's investment property.
(d)    Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days after becoming a beneficiary), notify Agent thereof and, promptly (and in any event within ten (10) Business Days) after request by Agent, enter into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent's Account, all in form and substance reasonably satisfactory to Agent;
(e)    [reserved].
(f)    Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $250,000, if any Account or Chattel Paper arises out of a contract or contracts with the government of the United States of America, Canada or the government of any province, territory or state thereof or any department, agency, or instrumentality thereof, to the extent (but only to the extent) that such accounts are subject to a restriction on assignment pursuant to the Assignment of Claims Act of 1940, the Financial Administration Act (Canada), or comparable provincial statute, or other applicable law (collectively, "Restrictions on Assignment"), Grantors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within ten (10) Business Days) after request by Agent, execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers in compliance with the requirements of the applicable Restrictions on Assignment, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;
(g)    Intellectual Property.
(i)    Upon the request of Agent, in order to facilitate filings with the CIPO, PTO and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, as applicable, to further evidence Agent's Lien on such Grantor's Patents, Trademarks, or Copyrights, and the Intangibles of such Grantor relating thereto or represented thereby;
(ii)    Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of any Grantor's business (as determined by Grantors in their reasonable business judgment), to protect and diligently enforce and defend at such Grantor's expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor's Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor's business. Each Grantor hereby agrees to take the steps described in this Section 7(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in or material to the conduct of such Grantor's business;
(iii)    Grantors acknowledge and agree that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(iii), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of lawyers and other professionals) shall be for the sole account of the Borrowers and shall be chargeable to the Loan Account;
(iv)    Each Grantor shall continue to register or not register, as the case may be, its Copyrights in accordance with its historical practices as they existed as of the Closing Date. If an Event of Default has occurred and is continuing, and if requested by Agent, each Grantor shall (A) file applications and take any and all other actions necessary to register on an expedited basis (if expedited processing is available in accordance with the applicable regulations and procedures of the United States Copyright Office, CIPO and any similar office of any other jurisdiction in which Copyrights are used) each of such Grantor's Copyrights in any proprietary software that is material to generating revenue for such Grantor and identifying such Grantor as the sole claimant thereof in a manner sufficient to claim in the public record (or as a co-claimant thereof, if such is the case) such Grantor's ownership or co-ownership thereof, and (B) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than three (3) Business Days following the date of registration of or recordation of transfer of ownership, as applicable, to the applicable Grantor of such Copyrights, (1) a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such Copyrights, which supplemental schedules shall be in form and content suitable for recordation with the CIPO, the United States Copyright Office (or any similar office or agency in another jurisdiction in which Copyrights are used) and (2) any other documentation as Agent reasonably deems necessary and requests in order to perfect and continue perfected Agent's Liens on such Copyrights following such recordation.
(v)    On each date on which a Compliance Certificate is to be delivered pursuant to Section 5.1 of the Credit Agreement in respect of a fiscal quarter (or, if an Event of Default has occurred and is continuing, more frequently if requested by Agent) (but without duplication of any notice required by Section 7(g)(iv)), each Grantor shall provide Agent with a written report of all new Patents, Trademarks and Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor's business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;
(vi)    Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with CIPO, the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least ten (10) Business Days following such filing and complying with Section 7(g)(i). In addition, Grantors acknowledge and agree that any such application for the registration of any Copyright shall be filed on an "expedited" basis. Upon receipt from CIPO, the United States Copyright Office or any similar office or agency in another country of a notice of registration of any Copyright, each Grantor shall promptly (but in no event later than ten (10) Business Days following such receipt) notify (but without duplication of any notice required by Section 7(g)(iv) or Section 7(g)(v)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with CIPO, the United States Copyright Office or an application to register any Copyright with CIPO, the United States Copyright Office, or any similar office or agency in another country, such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) file the necessary documents (on an "expedited" basis) with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vii)    Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor's business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions;
(viii)    No Grantor shall incorporate into any proprietary software licensed or distributed by such Grantor that is material to generating revenue for such Grantor any third-party code that is licensed pursuant to any open source license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License, in a manner that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of the proprietary software that is licensed or distributed by any Grantor; and
(ix)    No Grantor shall enter into any Intellectual Property License material to the conduct of the business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Agent (and any transferees of Agent).
(h)    Investment Property.
(i)    If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within ten (10) Business Days of acquiring or obtaining such Collateral) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;
(ii)    Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor's other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;
(iii)    Each Grantor shall promptly deliver to Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;
(iv)    No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Loan Documents;

(v)    Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, provincial, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or to effect any sale or transfer thereof;
(vi)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute securities under the STA, and (C) are not and will not be held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities for purposes of the STA as in effect in any relevant jurisdiction.
(i)    Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a fair market value in excess of $1,000,000 it will promptly (and in any event within five (5) days of acquisition) notify Agent of the acquisition of such Real Property and will grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a first priority Mortgage (subject to Liens permitted pursuant to clause (k) of the definition of Permitted Liens) on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs and other fees and costs (including reasonable lawyers' fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;
(j)    Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;
(k)    Controlled Accounts; Controlled Investments.
(i)    Each Grantor shall (A) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 10 to the Disclosure Letter (each a "Controlled Account Bank"), and shall take reasonable steps to ensure that all of its and its Subsidiaries' account debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their payments in respect of Accounts and all Proceeds (including those sent directly by their account debtors to a Grantor) into a bank account of such Grantor (each, a "Controlled Account") at one of the Controlled Account Banks.
(ii)    Within one hundred twenty (120) days following the Closing Date, with respect to Deposit Accounts and/or Securities Accounts maintained at Wells Fargo, and within thirty (30) days following the Closing Date, with respect to Deposit Accounts and/or Securities Accounts maintained at each Controlled Account Bank other than Wells Fargo, each Grantor shall establish and maintain Controlled Account Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent. Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned cheques or other items of payment, and (C) upon the instruction of Agent (an "Activation Instruction"), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Agent's Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Triggering Event has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the "Rescission") if: (1) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of the Credit Agreement, and (2) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.
(iii)    So long as no Event of Default has occurred and is continuing, each Borrower may amend Schedule 10 to the Disclosure Letter to add or replace a Controlled Account Bank or Controlled Account and shall upon such addition or replacement provide to Agent an amended Schedule 10 to the Disclosure Letter; provided, however, that (A) such prospective Controlled Account Bank shall be reasonably satisfactory to Agent, and (B) prior to the time of the opening of such Controlled Account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Agent a Controlled Account Agreement. Each Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days after notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or Agent's liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in Agent's reasonable judgment.
(iv)    Other than (i) an aggregate amount of not more than $250,000 at any one time, in the case of Grantors, (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor's or its Subsidiaries' employees, (iii) cash collateral in an amount not to exceed $105,000 on deposit in account no. ending in -0333 maintained at Comerica Bank, to the extent securing reimbursement obligations of Parent owing to Comerica Bank relating to that certain standby letter of credit no.

5647-30, as amended (the "Existing L/C"), in the face amount of $100,000, issued by Comerica Bank for the account of Parent on February 3, 2012 (the "L/C Cash Collateral"), (iv) solely until the date that is one hundred twenty (120) days following the Closing Date, cash collateral in an amount not to exceed $100,000 on deposit in account no. ending in -0333 maintained at Comerica Bank to the extent securing Indebtedness owing to Comerica Bank that is permitted under the Credit Agreement pursuant to clause (v) of the definition of Permitted Indebtedness (the "Card Services Cash Collateral"), and (v) an aggregate amount of not more than $500,000 (calculated at current exchange rates) at any one time, in the case of Subsidiaries of Grantors that are not Grantors, no Grantor will, and no Grantor will permit its Subsidiaries to, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Grantor or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent's Liens in such Permitted Investments within the time period specified in Schedule 3.6 to the Credit Agreement.
(l)    Name, Etc. No Grantor will, nor will any Grantor permit any of its Subsidiaries to, in each case except upon at least 10 days' prior written notice to Agent of such change, change its name, organizational identification number, jurisdiction of organization or identity, chief executive office, registered head office or domicile, place of business or tax and business identification number.
(m)     Pledged Notes. Grantors (i) without the prior written consent of Agent, will not (A) waive or release any payment obligation of any Person that is obligated under any of the Pledged Notes (other than obligations of one Grantor to another Grantor), (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than Permitted Dispositions, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.
8.    Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.
(a)    Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.
(b)    Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

9.    Further Assurances.
(a)    Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
(b)    Each Grantor authorizes the filing by Agent of financing or financing change statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby in any applicable jurisdiction.
(c)    Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.
(d)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor's rights under the PPSA.
10.    Agent's Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor's rights under Intellectual Property Licenses in connection with the enforcement of Agent's rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Agent or any of its nominees.
11.    Agent Appointed Attorney. Each Grantor hereby irrevocably appoints Agent its attorney, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)    to receive and open all mail addressed to such Grantor (except for mail from such Grantor’s legal counsel marked “privileged and confidential”) and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;
(c)    to receive, endorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
(d)    to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;
(e)    to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;
(f)    to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and
(g)    Agent, on behalf of the Lender Group or the Bank Product Providers, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.
To the extent permitted by law, each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
12.    Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.
13.    Agent's Duties. The powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral, for the benefit of the Lender Group and the Bank Product Providers, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

14.    Collection of Accounts, Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify account debtors of any Grantor that the Accounts, Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, or that Agent has a security interest therein, and (b) collect the Accounts, Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Loan Documents.
15.    Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various provincial securities laws of Canada or the federal or state securities laws of the United States or any other jurisdiction and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to such securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.
16.    Voting and Other Rights in Respect of Pledged Interests.
(a)    Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor's true and lawful attorney and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.
(b)    For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent, the other members of the Lender Group, or the Bank Product Providers, or the value of the Pledged Interests.
17.    Remedies. Upon the occurrence and during the continuance of an Event of Default:
(a)    Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the PPSA or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the PPSA or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least fifteen (15) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a "place" for purposes of Section 63 of the Ontario PPSA (or any equivalent provision of any other PPSA) and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least fifteen (15) days prior to the sale shall constitute a reasonable notification. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time).
(b)    Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor's Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c)    Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the PPSA or any other applicable law), (i) with respect to any Grantor's Deposit Accounts in which Agent's Liens are perfected, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor's Securities Accounts in which Agent's Liens are perfected by control under the STA, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.
(d)    Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.
(e)    Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to appoint by instrument in writing, or obtain from any court an order for the appointment of, one or more Receivers for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent. To the extent appointed by Agent pursuant to an instrument in writing, the Agent shall also have the right to remove and replace any such Receiver from time to time. The term “Agent” when used in the remedial sections of this Agreement will include any Receivers so appointed and the agents, officers and employees of such Receivers. In the absence of Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, the Agent, the Lender Group and the Bank Product Providers will not be in any way responsible for any misconduct or negligence of any Receivers.
(f)    The Agent may execute any of its rights and remedies under this Agreement by or through Receivers, agents, employees or attorneys and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such rights and remedies. The Agent may also from time to time, when the Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys (each a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Agent. Should any instrument in writing from the Agent required by any Subagent so appointed by the Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Grantors shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Agent. If any Subagent or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Agent until the appointment of a new Subagent. In the absence of Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction, the Agent shall not be responsible for the negligence of or misconduct by any Subagent that it selects in accordance with the foregoing provisions of this Section 17(f) in the absence of the Agent’s gross negligence or willful misconduct.
18.    Remedies Cumulative. Each right, power, and remedy of Agent, any other member of the Lender Group, or any Bank Product Provider as provided for in this Agreement, the other Loan Documents or any Bank Product Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents and the Bank Product Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, any other member of the Lender Group, or any Bank Product Provider, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent, such other member of the Lender Group or such Bank Product Provider of any or all such other rights, powers, or remedies.
19.    Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
20.    Indemnity and Expenses.
(a)    Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable and documented lawyers' fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.
(b)    Grantors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
21.    Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.
22.    Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement or Guarantee, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
23.    Continuing Security Interest: Assignments under Credit Agreement.
(a)    This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Guarantee made and the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon the applicable Borrower's request, Agent will authorize the filing of appropriate financing change statements to terminate such Security Interest. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Revolving Loans or other loans made by any Lender to any Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Providers, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit

Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.
(b)    If any Collateral shall be sold, transferred or otherwise disposed of by a Grantor in a transaction permitted under Section 6.4 of the Credit Agreement, then, upon receipt by Agent of certification from the applicable Grantor that such sale, transfer or disposition was pursuant to a transaction permitted under Section 6.4 of the Credit Agreement, such Collateral shall be deemed released from the Lien granted herein and Agent, at the request and sole expense of the applicable Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Lien created hereby or by any other Loan Documents in such Collateral.
(c)    Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Agent or any other member of the Lender Group to such Grantor, its estate, trustee, Receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (i) any Lien or other Collateral securing such Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), or (ii) any provision of the Guarantee hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
24.    Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
25.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)    THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, CITY OF TORONTO; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 25(b).
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). EACH GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, CITY OF TORONTO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)    NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOUR.
26.    New Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favour of Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and Grantor hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.
27.    Collateral Documents. In the event of any conflict or inconsistency between the terms of this Agreement and the US Guarantee and Security Agreement (a) with respect to Collateral owned by Canadian Grantors, (i) if the conflict or inconsistency relates to Collateral other than the US Law Collateral, the terms of this Agreement shall control, (ii) if the conflict or inconsistency relates to US Law Collateral, the terms of the US Guarantee and Security Agreement shall control, and (b) with respect to Collateral owned by US Grantors, (i) if the conflict or inconsistency relates to Collateral other than the Canadian Law Collateral, the terms of the US Guarantee and Security Agreement shall control, and (ii) if the conflict or inconsistency relates to Canadian Law Collateral, the terms of this Agreement shall control.
28.    Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers.
29.    Amalgamation.
(a)    Each Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Grantor”, when used herein, shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

(i)    shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated company; and
(ii)    shall secure all “Secured Obligations” (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to the Secured Parties or any of them at the time of amalgamation and all “Secured Obligations” of the amalgamated company to the Secured Parties or any of them thereafter arising. The Security Interest shall attach to all “Collateral” owned by each company amalgamating with such Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to all “Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.
30.    Miscellaneous.
(a)    This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
(b)    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)    The parties to this Agreement have agreed that this Agreement as well as any document or instrument relating to it be drawn up in English only but without prejudice to any other document or instrument which may from time to time be drawn up in French only or in both French and English. Les parties aux présentes ont convenu que la présente Convention ainsi que tous autres actes ou documents s'y rattachant soient rédigés en anglais seulement mais sans préjudice à tous autres actes ou documents qui pourraient à l'occasion être rédigés en français seulement ou à la fois en anglais et en français.
31.    Certain Tax Matters. Notwithstanding anything set forth herein or in any other Loan Document to the contrary, the parties agree that (i) Canadian Loan Parties shall not have any obligation to make any payment of principal or interest with respect to any Loan to a US Borrower, and (ii) no Loan Party that is a CFC shall have any obligation to make an indemnity payment or have liability with respect to an “obligation of a United States person” within the meaning of Section 956(c) of the IRC and Treasury Regulations promulgated thereunder (taking into account any exceptions provided therein).

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

CANADIAN GRANTORS:	UPLAND SOFTWARE INC., a Canadian federal corporation By: /s/ John T. McDonald Name: John T. McDonald Title: President

SOLUTION Q INC., an Ontario corporation By: /s/ John T. McDonald Name: John T. McDonald Title: Chief Executive Officer and President

US GRANTORS:	UPLAND SOFTWARE, INC., a Delaware corporation By: /s/ John T. McDonald Name: John T. McDonald Title: Chairman and Chief Executive Officer

UPLAND SOFTWARE I, INC., a Delaware corporation By: /s/ John T. McDonald Name: John T. McDonald Title: President

UPLAND SOFTWARE II, INC., a Delaware corporation By: /s/ John T. McDonald Name: John T. McDonald Title: President

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

UPLAND SOFTWARE III, LLC, a Delaware limited liability company By: /s/ John T. McDonald Name: John T. McDonald Title: President

UPLAND SOFTWARE IV, INC., a Nebraska corporation By: /s/ John T. McDonald Name: John T. McDonald Title: President

UPLAND SOFTWARE V, INC., a Delaware corporation By: /s/ John T. McDonald Name: John T. McDonald Title: President

UPLAND SOFTWARE VI, LLC, a New Jersey limited liability company By: /s/ John T. McDonald Name: John T. McDonald Title: President

UPLAND SOFTWARE VII, INC., a Delaware corporation By: /s/ John T. McDonald Name: John T. McDonald Title: President

UPLAND IX, LLC, a Delaware limited liability company By: /s/ John T. McDonald Name: John T. McDonald Title: President and Chairman

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: /s/ Stephen Carll Name: Stephen Carll Its Authorized Signatory

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT]